SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2004

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-15472	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On October 21, 2004, Environmental Power Corporation (the “Registrant”) agreed to issue to an advisor to the Company eight-year warrants to purchase up to 150,000 shares of its Common Stock, $0.01 par value per share (“Common Stock”), at an exercise price of $1.10 per share.

Previously, on September 14, 2004, the Registrant entered into a consulting agreement pursuant to which it agreed to issue five-year warrants to purchase 300,000 shares of its Common Stock at an exercise price of $1.15 per share upon the expiration or earlier termination of the consulting period, which runs through September 14, 2005. The agreement to issue such warrant was not reportable earlier, insofar as the number of warrant shares involved represented less than 1% of the outstanding Common Stock at the time the consulting agreement was executed. The two issuances described in this Current Report on Form 8-K, taken together, would represent more than 1% of the outstanding Common Stock of the Registrant.

No cash consideration will be paid to the Registrant for the warrants described above. The consideration to be received by the Registrant in each case will be certain advisory and consulting services. The advisor and the consultant are each “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the issuances are or will be made in reliance upon the exemptions set forth in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ R. Jeffrey Macartney
R. Jeffrey Macartney
Chief Financial Officer

Dated: October 26, 2004

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